Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

May 5, 2021

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Ken Rogozinski

Chief Executive Officer

402-952-1235

America First Multifamily Investors, L.P. Announces First Quarter 2021 Financial Results

Omaha, Nebraska – On May 5, 2021, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced financial results for the three months ended March 31, 2021.

Financial Highlights

As of and for the three months ended March 31, 2021:

•	Total revenues of $14.4 million
•	Net income, basic and diluted, of $0.09 per Beneficial Unit Certificate (“BUC”)
•	Cash Available for Distribution of $0.11 per BUC
•	Total assets of $1.2 billion
•	Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $875.5 million

The Partnership reported the following notable transactions during the first quarter of 2021:

•	Received proceeds upon the sale of Vantage at Germantown totaling $16.1 million on the Partnership’s initial investment of $10.4 million. The Partnership originally made its investment in June 2018.
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Committed to fund four GIL investments totaling up to $94.6 million and three property loans totaling up to $64.0 million for the construction of four affordable multifamily properties. The Partnership provided initial funding on these investments totaling $27.0 million of the investment commitments during the quarter with the remaining balance of the commitments to be funded during construction of the properties.

•	Advanced funds for two existing GIL investment commitments totaling $15.0 million.
•	Received proceeds from the redemption of two MRBs totaling $7.4 million.

Investment Updates and Management Remarks

The Partnership announced the following updates regarding its investment portfolio:

•	Properties securing the Partnership’s MRB portfolio have reported average rental collections within 30 days of billing of 91% and 92% for March and April 2021 rental payments, respectively.
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The Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers associated with multifamily MRBs and all multifamily MRBs are current on contractual principal and interest payments as of April 1, 2021.

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The Partnership has provided forbearance on its only student housing MRB, Live 929 Apartments in Baltimore, MD. The university primarily served by this project, Johns Hopkins University, has announced that it anticipates a broad resumption of on-campus, in-person classes for the Fall 2021 semester.

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The borrower for the Partnership’s only commercial property MRB, the Provision Center, filed for Chapter 11 bankruptcy protection in December 2020. The property is a cancer proton therapy center located in Knoxville, TN. The Partnership owns approximately 9% of the senior MRBs issued to finance the property and continues to assess forbearance and restructuring options with the other senior bondholders.

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Two Vantage investments, Vantage at Powdersville and Vantage at Bulverde, exceeded 90% physical occupancy as of March 31, 2021. Six other Vantage projects are 100 % constructed and currently in the lease-up phase.

•	No Vantage project under construction has experienced material supply chain disruptions for either construction materials or labor during the first quarter.
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The 50/50 MF Property primarily serves students attending the University of Nebraska-Lincoln, which continues to hold on-campus, in-person classes. This property was 90% occupied as of March 31, 2021 and is meeting all mortgage and operating obligations with cash flows from operations.

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The Suites on Paseo MF Property primarily serves students of San Diego State University, which suspended on-campus, in-person classes for the Spring 2021 semester. San Diego State University has announced its intent to resume on-campus, in-person classes for the Fall 2021 semester. The property was 77% occupied as of March 31, 2021, which is an increase from 68% occupancy as of December 31, 2020, and is meeting all operating obligations with cash flows from operations.

“The performance of our multifamily MRB portfolio and Vantage investments during the past 12 months has put us in a strong position as the U.S. economy transitions towards a full-scale reopening,” said Ken Rogozinski, the Partnership’s Chief Executive Officer.

“The plans for on-campus, in-person university classes for the Fall 2021 is a positive development for operations at the three investments where we have primarily university student tenants,” said Rogozinski. “We are actively working with the individual property managers to ensure the health and safety of our student tenants as they return to campus this fall.”

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure.  We believe CAD provides relevant information about our operations and is necessary, along with net income, for understanding our operating results.  Net income is the GAAP measure most comparable to CAD.  There is no generally accepted methodology for computing CAD, and our computation of CAD may not be comparable to CAD reported by other companies.  Although we consider CAD to be a useful measure of our operating performance,

CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.  See the table at the end of this press release for a reconciliation of our net income as determined in accordance with GAAP and our CAD for the periods set forth.

Earnings Webcast & Conference Call

The Partnership will host a Webcast & Earnings Call for Unitholders on Wednesday, May 5, 2021 at 5:00 p.m. Eastern Time to discuss the Partnership’s First Quarter 2021 results.  Participants can access the Earnings Call in one of two ways:

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Participants can register for access to the live broadcast in listen-only mode using the following link: https://edge.media-server.com/mmc/p/fqsuto9s  for registration on Wednesday, May 5, 2021, approximately 30 minutes prior to the start of the earnings call, or

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Participants wanting to ask questions may dial toll free (855) 854-0934, (International Participants may dial (720) 634-2907), using Conference ID# 7599248. To ensure a timely connection, please place your call at least 15 minutes prior to the start of the earnings call.  At the conclusion of management’s presentation, the operator will open the lines for questions.

Following completion of the earnings call, a recorded replay will be available on the Partnership’s Investor Relations website at www.ataxfund.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: general economic conditions, including the current and future impact of the novel coronavirus (COVID-19) on business operations, employment, and government-mandated mitigation measures; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; defaults on the mortgage loans securing the Partnership’s mortgage revenue bonds; the competitive environment in which the Partnership operates; risks associated with investing in multifamily and student residential properties and commercial properties; changes in interest rates; the Partnership’s ability to use borrowings or obtain capital to finance its assets; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond portfolio held by the Partnership; appropriations risk related to the funding of federal housing programs; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.  We anticipate that subsequent events and developments will cause our expectations and beliefs to change.  The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Cash Available for Distribution (“CAD”)

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months ended March 31, 2021 and 2020.

	For the Three Months Ended March 31,
	2021	2020
Net income	$6,992,854	$2,981,757
Change in fair value of derivatives and interest rate derivative amortization	(7,451)	(25,201)
Depreciation and amortization expense	683,460	709,438
Provision for credit loss (1)	-	1,357,681
Reversal of impairment on securities (2)	-	(1,902,979)
Amortization of deferred financing costs	206,386	358,908
RUA compensation expense	78,114	39,068
Deferred income taxes	(16,228)	(30,921)
Redeemable Series A Preferred Unit distribution and accretion	(717,763)	(717,763)
Tier 2 (Income distributable) Loss allocable to the General Partner (3)	(702,277)	80,501
Bond purchase premium (discount) amortization (accretion), net of cash received	(18,521)	(13,806)
Total CAD	$6,498,574	$2,836,683

Weighted average number of BUCs outstanding, basic	60,690,862	60,754,179
Net income per BUC, basic	$0.09	$0.04
Total CAD per BUC, basic	$0.11	$0.05
Distributions declared, per BUC	$0.09	$0.125

(1)	The provision for credit loss for the three months ended March 31, 2020 relates to impairment of the Provision Center 2014-1 MRB.
(2)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the PHC Certificates. Such adjustments were reversed in the first quarter of 2020 upon the sale of the PHC Certificates in January 2020.

(3)

As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the three months ended March 31, 2021, Tier 2 income allocable to the general partner related to the gain on sale of the Partnership’s investment in Vantage at Germantown in March 2021. For the three months ended March 31, 2020, Tier 2 income was due to the gain on sale of the PHC Certificates, net of prior impairments recorded.